UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2012

MAKO Surgical Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33966	20-1901148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 Davie Road

Fort Lauderdale, Florida 33317

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 927-2044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

MAKO Surgical Corp. (the “Company”) is filing certain exhibits as part of this Current Report on Form 8-K in connection with its filing with the Securities and Exchange Commission of a prospectus, dated June 5, 2012 (the “Prospectus”), relating to the resale from time to time by the selling stockholders named therein of 275,000 shares of the Company’s common stock, par value $0.001 per share (the “Offering Shares”). The Prospectus forms a part of, and the sale of Offering Shares is registered under, the Company’s Registration Statement on Form S-3 (Registration No. 333-181277). See “Item 9.01. Financial Statements and Exhibits.”

The Offering Shares are issuable upon the exercise or redemption of warrants held by the selling stockholders that were issued in connection with the execution of a Facility Agreement dated May 7, 2012, by and among the Company, Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P., the selling stockholders who we collectively refer to as the Deerfield Funds. Under the terms of the Facility Agreement, the Company has the flexibility, but is not required, to draw down on the Facility Agreement in $10 million increments at any time until May 15, 2013.  The warrants were issued by the Company to the Deerfield Funds on May 7, 2012 and are exercisable for up to an aggregate of 275,000 shares of common stock, for a period of seven years from the date of issuance at a per share exercise price of $27.70.

Item 9.01.	Financial Statements and Exhibits.

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	Exhibits. The following exhibits are being filed herewith:

		(5.1)	Opinion of Foley & Lardner LLP, dated June 5, 2012.

		(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit (5.1) hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAKO SURGICAL CORP.

Date: June 5, 2012	By:	/s/ Menashe R. Frank
Menashe R. Frank Senior Vice President, General Counsel and Secretary

MAKO SURGICAL CORP.

Exhibit Index to Current Report on Form 8-K

Dated June 5, 2012

Exhibit Number

(5.1)	Opinion of Foley & Lardner LLP, dated June 5, 2012.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit (5.1) hereto).

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